Exhibit 10.25

Supplementary Agreement of Equity Transfer Agreement

Party A: Xi’an TCH Energy Technology Co., Ltd.

Party B: Hongyuan Huifu Venture Capital Co., Ltd.

Party C: Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd.

Whereas, Party A and Party B signed the Equity Transfer Agreement on, this supplementary agreement is about the payment of the equity transfer price:

1. As of the execution date of the agreement, according to the Financial Consulting Service Agreement signed by Party A and Party C on July, 2014, Party A still owes Party B RMB 18,306,666.67 of consulting fee unpaid.

2. As of the execution date of the agreement, Party B owes Party A RMB 3,453,867.31 of equity transfer fee.

3. All parties agree to offset the consulting fee by the equity transfer fee. After the offset, the creditor’s rights and debt relationship of the parties shall be changed to: Party A owes Party C RMB 14,852,799.36 of consulting fee; Party B owes Party C RMB 3,453,867.31 of consulting fee; The equity transfer fee is deemed to be paid by Party B to Party A.

4. Any matters not mentioned in this agreement shall be subject to the Equity Transfer Agreement and the Financial Consulting Service Agreement.

5. The agreement becomes effective upon the signing of the agreement by the parties.

6. The agreement is in three counterparts and each party holds one copy with the same legal effect.

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Party A: Xi’an TCH Energy Technology Co., Ltd.

Legal Representative:

Party B: Hongyuan Huifu Venture Capital Co., Ltd.

Legal Representative:

Party C: Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd.

Legal Representative:

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